Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-43490) pertaining to the Nitres, Inc. 1999 Stock Option/Issuance plan,
•	Registration Statement (Form S-8 No. 333-48830) pertaining to the Cree, Inc Fiscal 2001 Stock Option Bonus Plan,
•	Registration Statement (Form S-8 No. 333-72774) pertaining to the Cree, Inc. Fiscal 2002 Stock Option Bonus Plan and Cree, Inc. 2001 Nonqualified Stock Option Plan,
•	Registration Statement (Form S-8 No. 333-122072) pertaining to the Cree, Inc Amended and Restated Equity Compensation Plan (as amended and restated),
•	Registration Statement (Form S-8 Nos. 333-122073) pertaining to the Cree, Inc. 2004 Long-Term Incentive Compensation Plan,
•	Registration Statements (Form S-8 Nos. 333-136903, 333-148927, and 333-156981) pertaining to the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (as amended),
•	Registration Statement (Form S-8 No. 333-136902) pertaining to the Intrinsic Semiconductor Corporation 2003 Equity Incentive Plan,
•	Registration Statement (Form S-8 No. 333-149547) pertaining to the LED Lighting Fixtures, Inc. 2006 Stock Plan, and
•	Registration Statement (Form S-8 No. 333-156980) pertaining to the 2005 Employee Stock Purchase Plan (as amended)

of our reports dated August 18, 2009, with respect to the consolidated financial statements of Cree, Inc. and the effectiveness of internal control over financial reporting of Cree, Inc., included in this Annual Report (Form 10-K) of Cree, Inc. for the year ended June 28, 2009.

Raleigh, North Carolina

August 18, 2009